As filed with the Securities and Exchange Commission on June 26, 2008
     Registration Statement No. 333-59072

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
THE YORK WATER COMPANY
(Exact name of registrant as specified in charter)

Pennsylvania	23-1242500
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
130 East Market Street
York, Pennsylvania 17401
(717) 845-3601
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey R. Hines
President and Chief Executive Officer
The York Water Company
130 East Market Street
York, Pennsylvania 17401
(717) 845-3601

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Brian C. Miner, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
(215) 963-5000
     Approximate date of commencement of proposed sale to the public: Next appropriate dividend date after the Registration Statement becomes effective and the Securities Certificate for the Company’s Optional Dividend Reinvestment Plan is registered by the Pennsylvania Public Utility Commission.
October 15, 2008
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☑
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 reflects changes made to The York Water Company Optional Dividend Reinvestment Plan (the “Plan”) as follows:
1.	The name of the Plan is changed to The York Water Company Dividend Reinvestment and Direct Stock Purchase and Sale Plan.
2.	The total number of shares of our Common Stock authorized to be issued under the Plan is adjusted to account for the three-for-two stock split of our Common Stock effected on September 11, 2006.
3.	Participants in the Plan may purchase shares of Common Stock through the Plan with optional cash payments at any time in amounts of at least $50, subject to a limitation of $40,000 per calendar year.
4.	Participants in the Plan may sell their shares of Common Stock through the Plan Administrator on the open market.

PROSPECTUS
THE YORK WATER COMPANY
DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE AND SALE PLAN
1,440,000 Shares of Common Stock (No Par Value)
-	You do not need to be one of our existing shareholders to participate in the Plan.

-	This Plan gives you a convenient, systematic way to purchase our common stock.

-	You can increase your ownership by reinvesting dividends at a 5% discount and by making optional cash investments with brokerage fees and commissions paid by us.

-	You can own and transfer shares without holding certificates.
IMPORTANT NOTE: Sales of shares through the Plan are subject to fees and commission charges for which you will be responsible. Please see the “Purchased Costs” section of this prospectus for further details regarding these fees and commission charges.
     We list our Common Stock on the Nasdaq Global Select Market under the symbol “YORW.” On June 25, 2008 the last sale price of the Company’s Common Stock, as reported on the Nasdaq Global Select Market, was $15.14.
     The Plan as covered in this Prospectus will become effective only upon filing of the Registration Statement of which this Prospectus is a part. The Pennsylvania Public Utility Commission (the “PPUC”) approved the necessary Securities Certificate on April 9, 2008. The securities covered by this Prospectus may not be sold prior to such filing of the Registration Statement or in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.
     The Company will receive all the net proceeds from the sale of Common Stock.
     Investing in our Common Stock involves risk. See Risk Factors beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is June 26, 2008.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which said offer or solicitation is not qualified or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PLAN OVERVIEW
     The York Water Company Dividend Reinvestment and Direct Stock Purchase and Sale Plan (the “Plan”) provides you with a convenient and economical way to purchase and sell shares of our common stock and to reinvest your cash dividends in additional shares. The Plan has various features from which to choose to meet your investment needs.
     The Plan is designed for long-term investors who wish to invest and build their share ownership over time. Unlike an individual stock brokerage account, the timing of purchases and sales is subject to the provisions of the Plan.
     Please read this prospectus carefully. If you are a shareholder of record and wish to purchase additional shares of Common Stock pursuant to the Direct Stock Purchase option of the Plan, you may mail optional cash payments of not less than the $50 to the Plan Administrator with the tear-off portion of your account statement. Investors wishing to make an initial investment of not less than $500 should complete the Dividend Reinvestment and Direct Stock Purchase and Sale Plan Enrollment Application. The optional cash payments and the Enrollment Application, when completed, should be mailed to American Stock Transfer & Trust Company, which is the Plan Administrator, in the envelope provided for your convenience.
AVAILABLE INFORMATION
     We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the SEC’s Public Reference Room at prescribed rates. You should call 1-800-SEC-0330 for more information on the SEC’s Public Reference Room. Our SEC filings are also available to you free of charge at the SEC’s Internet website at http://www.sec.gov.
     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.
DOCUMENTS INCORPORATED BY REFERENCE
     The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 11, 2008, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 9, 2008, and our Current Reports on Form 8-K filed with the SEC on January 28, 2008, April 4, 2008, May 12, 2008 and June 25, 2008.
     In addition to the documents already filed, all reports and other documents which we file in the future with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, before this offering of common stock ends, shall also be incorporated by reference in this prospectus.
     We will provide a copy of this filing to any person to whom a prospectus is delivered, including any beneficial owner. You should direct your oral or written request for a copy of this filing to: The York Water Company, Box 15089, York, Pennsylvania 17405, Attention: Kathleen M. Miller, Chief Financial Officer (telephone (717) 845-3601). You will not be charged for copies unless you request exhibits, for which we will charge you a minimal fee. However, you will not be charged for exhibits in any case where the exhibit you request is specifically incorporated by reference into another document, which is incorporated by this prospectus.

THE COMPANY
     The Company is a Pennsylvania corporation, which was incorporated by Special Act of the General Assembly of Pennsylvania in 1816 and is the oldest investor-owned utility in Pennsylvania. The Company is engaged in the business of impounding, purifying and distributing water within its franchised territory, which is located within York and Adams Counties, Pennsylvania. The Company presently operates under the Pennsylvania Business Corporation Law of 1988, as amended, and the Pennsylvania Public Utility Code and is subject to regulation by the PPUC. The Company has no direct competitors within its area of operations. Its executive office is located at 130 East Market Street, York, Pennsylvania 17401 and its telephone number is (717) 845-3601.
RISK FACTORS
     Investing in our securities involves risks that could affect us and our business as well as the water supply industry generally. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 11, 2008, which is incorporated by reference into this prospectus. Much of the business information as well as the financial and operational data contained in our risk factors is updated in our periodic reports, which are also incorporated by reference into this prospectus. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing our securities, you should carefully consider the risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2007, all of our Quarterly Reports on Form 10-Q filed since that date, and the other information in this prospectus, as well as the documents incorporated by reference herein. Each of the risks described could result in a decrease in the value of our securities and your investment in them.
PLAN DESCRIPTION
     The following question and answer statement details the provisions of the Company’s Plan. If you become a Participant in the Company’s Plan, the Company recommends that you retain this Prospectus for future reference.
     Purpose
     1. What is the purpose of the Plan?
          The purpose of the Plan is to provide holders of record of the Company’s Common Stock with a convenient and economical method of purchasing from the Company shares of Common Stock of the Company without payment of brokerage commission or other charge.
          Reinvestment of dividends and direct stock purchases under the Plan will provide the Company with funds that will be used for general corporate purposes.
     Advantages
     2. What are the advantages of the Plan?
          Participants in the Plan may elect to have all or a designated portion of cash dividends on their shares of Common Stock automatically reinvested at a purchase price equal to 95% of the fair market value per share of the Company’s Common Stock, determined as set forth in the response to Question 14 hereof. Also, a Participant may elect to receive a part of each dividend in cash, with the balance of each dividend being invested in the Plan. Since August 1, 1997, there has been no maximum reinvestment limitation per dividend.
          No commission or service or other charge will be paid by Participants in connection with the dividend reinvestment option of the Plan.
          Full investment of funds will be possible under the Plan because the Plan permits fractions of shares (to three decimal places), as well as whole shares, to be credited to each Participant’s account held by the Company. Dividends on both whole shares and on fractions of shares will be credited to each Participant’s account for his or her benefit.

          Participants may buy additional shares of our common stock at any time for as little as $50. The maximum optional cash investment a Participant may make in any calendar year is $40,000. Participants may pay by check or by a one-time online bank debit or establish recurring automatic withdrawals from a U.S. bank through the Plan Administrator’s Web site, www.amstock.com. Recurring automatic withdrawals will be made on the tenth of the month and will be invested on the next weekly investment date.
          The Plan Administrator will provide simplified recordkeeping for such shares held in each Participant’s account.
          The Plan also provides for the safekeeping of the shares held in the shareholder’s account with the Company at no cost to the Participant.
     Administration
     3. Who administers the Plan for Participants?
          American Stock Transfer & Trust Company administers and interprets the Plan for the benefit of the Participants, keeps records, acts as custodian, sends Statements of Account to Participants and performs any other duties relating to the Plan, all without charge to the Participants. However, charges will be incurred by a Participant upon the sale of his or her shares through a broker or agent (see Question 16), and certain fees may be charged to Participants by brokers when shares are held by brokers. All correspondence to the Plan Administrator shall be directed to:
Telephone: 1-877-739-9990 (toll free)
Internet: www.amstock.com
Mail: American Stock Transfer & Trust Company
P.O. Box 922, Wall Street Station
New York, NY 10269-0560
     Participation
     4. Who is eligible to participate in the Plan?
          Shareholders of record of the Company’s Common Stock are eligible to participate in the Plan, although no shareholder has any obligation to invest in the Plan.
          Beneficial owners of the Common Stock whose shares are registered in names other than their own must become holders of record by having their shares transferred into their names to participate in the Plan or else must make their own arrangements with the record owner thereof, such as their broker, banker, custodian or other nominee or agent, to have their beneficially-owned stock participate in the Plan in accordance with the Plan Administrator’s requirements. Any beneficial owner of Common Stock who is also a shareholder of record will be treated as a single Participant for purposes of the Plan and will be limited to a single Participant’s benefits thereunder.
          New investors may make an initial investment of not less than $500 by completing the Enrollment Application and enclosing a check or money order payable to “American Stock Transfer & Trust Company” for the value of the investment.
     5. How can an employee of the Company participate in the Plan?
          A Company employee can participate in the Plan only by being or by becoming a shareholder. The Company Secretary will provide any assistance desired by any employee concerning participation in the Plan.
     6. How does an eligible shareholder become a Participant?
          A holder of record of Common Stock of the Company may join the Plan by checking the appropriate box on the Enrollment Application and signing and returning it to the Plan Administrator. An Enrollment Application and a postage-metered, pre-addressed envelope are provided with the Prospectus. Further, an Enrollment Application and envelope for this purpose may be obtained at any time by written request to the Plan

Administrator, at the address listed in the response to Question 3. Shareholders can also enroll in the Plan online at www.amstock.com.
          A beneficial owner of Common Stock of the Company whose shares are registered in the name of a broker, banker, custodian or other nominee or agent may make the necessary arrangements with such other party as referred to in the response to Question 4.
     7. When may a shareholder join the Plan?
          A holder of record of the Company’s Common Stock may join the Plan at any time and will become a Participant when the Plan Administrator receives the signed Enrollment Application. Participants in dividend reinvestment will start with the next dividend payable after receipt of an appropriately completed Enrollment Application, provided that the card is received by the record date for a quarterly or special dividend. The record date for quarterly or special dividends is typically the last day of the month preceding the month in which a dividend is to be paid, except in the case of the April 15 quarterly dividend, when the record date is the last day of February. Should the Enrollment Application not arrive until after this date, participation will begin with the next dividend payment. Payment of dividends on the Company’s Common Stock are normally payable on the fifteenth day of January, April, July and October. Special dividends, if any, would normally be paid fifteen days after the record date.
          Additional shares can be purchased through the direct stock purchase option at any time as described in the response to Question 19.
     8. How does an investor enroll in the Plan if not an existing registered shareholder?
          Investors who do not own our common stock, or who wish to establish a separate account, may go to the Plan Administrator’s Web site, www.amstock.com, and follow the instructions provided. New investors may enroll in the Plan by authorizing a one-time online bank debit from a U.S. bank account for an initial investment of at least $500. New investors may also fill out the Enrollment Application and return it to the Plan Administrator with an enclosed check or money order for at least $500. Investors can receive an Enrollment Application by contacting the Plan Administrator through the channels outlined in the response to Question 3 of this prospectus, or on the internet at www.amstock.com.
     Dividend Reinvestment Options
     9. What does the Enrollment Application provide?
          The Enrollment Application serves to initiate participation in the Plan by a shareholder or joint shareholders; however, no shareholder is required to elect one of the options and no action is required if a shareholder desires to continue to receive all Company dividends in cash. Specifically, the Enrollment Application provides for the purchase of shares through three investment options:
          OPTION 1. FULL DIVIDEND REINVESTMENT.
          A Participant checking the “Full Dividend Reinvestment” box directs the Plan Administrator to invest in additional shares cash dividends on all of the Participant’s shares registered in the Participant’s name or joint names, as well as on all of the shares credited to the Participant’s account under the Plan. In addition, Participants checking the “Full Dividend Reinvestment” box may make additional investments by making optional cash payments.
          OPTION 2. PARTIAL DIVIDEND REINVESTMENT with Partial Cash Dividend.
          A Participant checking the “Partial Dividend Reinvestment” box and indicating the number of Participant’s whole shares (but not fractional shares) which Participant desires to have participate in the Plan directs the Plan Administrator (1) to invest in additional shares the cash dividends on such number of the Participant’s shares registered in the Participant’s name or joint names or credited to Participant’s account under the Plan and (2) to pay cash dividends to Participant on the balance of Participant’s total shares of record or held in the Plan Account; subject, of course, to the Participant’s ownership of the number of shares so designated. In the event any Participant erroneously authorizes a dividend reinvestment for a larger number of shares than Participant then owns of record and/or has held in Participant’s account under the Plan (the “Plan Account”), such authorization will be limited to the correct number of shares then held by such Participant of record and/or in his or her Plan Account. In addition, Participants checking the “Partial Dividend Reinvestment” box may make additional investments by making optional cash payments as described in the response to Question 19.
          OPTION 3. CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT).
          A Participant checking the “Cash Payments Only” box and indicating the maximum dollar amount of each of the Participant’s quarterly or special dividends, which the Participant desires to continue to receive in cash, directs the Plan Administrator to pay all dividends in cash. In addition, Participants checking the “CASH PAYMENTS ONLY” box may make additional investments by making optional cash payments as described in the response to Question 19.
          If a properly signed Enrollment Application is returned to the Plan Administrator without one of the boxes checked, the shareholder will be enrolled under the “Full Dividend Reinvestment” (Option 1). If an Enrollment Application is returned to the Plan Administrator improperly signed or with inadequate, incorrect, confusing or contradictory information thereon, the card will be returned to the shareholder with a new blank Enrollment Application for correction and completion, except as specified under the above paragraph relating to Option 2.
          Any properly completed and signed Enrollment Application held by the Plan Administrator will remain in full force and effect until receipt by the Plan Administrator of a Participant’s properly completed and signed new Enrollment Application or other instruction which may modify or terminate such Enrollment Application.
     10. How may a Participant change options or instructions under the Plan?
          A Participant may change the Participant’s investment option or instructions relating thereto at any time by properly completing, signing and returning to the Plan Administrator a written change in instructions or a new Enrollment Application which may be obtained from the Plan Administrator for this purpose, as stated in the response to Question 6.
     Withdrawal or Termination
     11. How may a Participant withdraw shares from the Plan?
          At any time a Participant may withdraw any number of whole shares (but not fractional shares) held by the Plan Administrator in such Participant’s Plan Account by signing and delivering to the Plan Administrator a properly completed written Withdrawal Instruction. Future dividends will continue to be invested in accordance with Participant’s Enrollment Application as applicable. The tear-off portion of any Plan Statement of Account may be used as a Withdrawal Instruction. Plan participants may also withdraw shares by visiting the Plan Administrator’s website at www.amstock.com and following instructions.
          In the event of a withdrawal of Common Stock held in a Plan Account, a stock certificate will be issued in the Participant’s name(s) (as shown on the stock records of the Plan Administrator) for the number of whole shares held in the Participant’s Plan Account, which the Participant has authorized to be withdrawn. Such withdrawal alone will not terminate the Plan Account so long as the Participant still owns at least one (1) whole share either of record or in the Plan Account. However, in the event that any Participant has directed withdrawal of all whole shares, and at that time or at any time thereafter is no longer the owner of at least one (1) whole share of record or one (1) whole share in the Participant’s Plan Account, a check will be issued to Participant for any remaining fractional share in the Plan Account for the value thereof at the fair market value determined as of the immediately previous record date for dividend reinvestment purposes, as set forth in the response to Question 14, and the Plan Account will be terminated. Nevertheless, such Participant may at any time thereafter rejoin the Plan by becoming the record owner of the Company’s Common Stock and properly completing, signing and returning to the Plan Administrator a new Enrollment Application.

     12. How may a Participant terminate participation in the Plan?
          At any time a Participant may terminate participation in the Plan by signing and delivering to the Plan Administrator a properly completed Termination Instruction. The tear-off portion of any Plan Statement of Account may be used as a Termination Instruction. The participant may also terminate participation in the Plan by visiting the Plan Administrator’s website at www.amstock.com and following instructions.
          In the case of termination of the Participant’s Plan Account, a stock certificate will be issued for all whole shares held in the Plan with a check being issued to the Participant for the cash value of any fractional share at the fair market value determined as of the immediately previous record date for dividend reinvestment purposes, as set forth in the response to Question 14, and future dividends will be paid in cash rather than being reinvested. However, at any time after such termination of a Participant’s Plan Account, a Participant may again sign and return to the Company a new Enrollment Application to rejoin the Plan. If the request to terminate is received more than three (3) days prior to a payable date then that dividend will be paid out in cash. However, if the request to terminate is received less than three (3) days prior to a payable date, then that dividend will be reinvested and all subsequent dividends will be paid out in cash on all balances.
     13. When will a Participant’s instructions become effective?
          A Participant’s Enrollment Application will become effective upon receipt by the Company as to all dividends declared on or after the next record date. However, a Withdrawal Instruction or Termination Instruction will become effective immediately upon receipt by the Plan Administrator, subject, of course, to any possible delay due to the stock books being closed.
     Purchases and Cost
     14. What will be the price of shares purchased through the reinvestment of dividends under the Plan?
          The price of shares of Common Stock purchased from the Company through the reinvestment of dividends will be 95% of its fair market value, which has been determined by the Board of Directors of the Company to be the average of the mean between the high and the low prices of the Common Stock reported on the Nasdaq Global Select Market as quoted in The Wall Street Journal for each of the last five trading days preceding the applicable record date for each respective quarterly or special dividend declared by the Company. If such high and low prices are not available, the purchase price will be determined by the Company on the basis of 95% of the latest available market quotations or on such other basis as the Company shall deem lawful and appropriate.
     15. How many shares of Common Stock will be purchased by a Participant?
          The number of shares to be purchased from the Company and credited to a Participant’s account on any dividend payment date will depend upon the price per share of the Company’s Common Stock at 95% of its fair market value, determined as set forth in the response to Question 14, and upon the Participant’s dividend amount to be invested. Each Participant’s Plan Account will be credited with that number of shares, including fractions computed to three decimal places, equal to the total amount to be invested divided by the applicable purchase price per share.
          A Participant may not specify the price at which shares are to be purchased, or otherwise seek to restrict or control the purchase of shares from the Company.
     16. Will a Plan Participant be charged for any expenses?
          A Plan Participant will not be charged any expenses in connection with participating, entering, withdrawing or canceling such Participant’s dividend reinvestment under the Plan. There will be no brokerage commissions or service or other charges involved, and all administration costs for the Plan will be paid by the Company. However, if a Participant sells any of his or her shares through a broker upon withdrawing such shares from the Plan, or at any other time, the Participant would be responsible for payment of any applicable brokerage commission, transfer taxes or other charges in connection with such sale and would be subject to applicable Federal and state income taxes (see the responses to Questions 30-33).
     17. What is the source of shares purchased under the Plan?

          Shares purchased under the Plan will come from the Company’s authorized but previously unissued Common Stock.
     18. When will dividends be reinvested for Participants in Common Stock of the Company?
          Dividends will be reinvested for Participants in Common Stock of the Company and shares thus purchased will be entered in the respective Plan Accounts of Participants on the Company’s regular quarterly dividend payment dates, which at the present time are the 15th day of January, April, July and October and on the dividend payment dates of any special cash dividends as, if and when paid. Accordingly, Participants will not be entitled to any interest payments thereon but will thereafter receive dividends on the shares so purchased and held by the Plan Administrator in the Plan Accounts of the respective Participants.
     Optional Cash Investments
     19. How does the cash investment option work? What are the minimum and maximum amounts for optional cash investments?
          Participants may make optional cash investments at any time in amounts of at least $50, subject to a limitation of $40,000, per calendar year.
     20. What will be the price of shares purchased through optional cash investments under the Plan?
          The price of shares of Common Stock purchased from the Company through optional cash investments will be 100% of its fair market value, which has been determined by the Board of Directors of the Company to be the average of the mean between the high and the low prices of the Common Stock reported on the Nasdaq Global Select Market as quoted in The Wall Street Journal for each of the last five trading days preceding the applicable purchase date. If such high and low prices are not available, the purchase price will be determined by the Company on the basis of 100% of the latest available market quotations or on such other basis as the Company shall deem lawful and appropriate.
     21. How do I make an optional cash investment?
          If an investor does not own shares of the Company’s common stock, he or she can enroll in the Plan with a minimum initial investment of $500 at the time of enrollment in the Plan by enclosing a check or money order made payable to the Company with his or her Enrollment Application. Thereafter, Participants may make optional cash investments for as little as $50 by sending a check or money order to the Plan Administrator. The maximum optional cash investment a participant may make in any one calendar year is $40,000.
     22. When will optional cash payments be invested?
          Optional cash investments received by the Plan Administrator will be invested weekly on Wednesday. No interest will be paid on amounts held by the Company pending investment.
     23. Will I be charged fees for optional cash investments?
          No. Participants will not be charged any fees in connection with your optional cash payments. However, Participants may incur certain charges for certain other transactions, requests or withdrawals under the Plan. (See Question 16.)
     24. Under what circumstances may an optional cash investment be returned to me?
          If the Plan Administrator receives a written request from a Participant to return the Participant’s optional cash investment at least two days prior to the day on which the Plan Administrator is scheduled to purchase shares for the Participant, the Plan Administrator will return the Participant’s payment.
          NO INTEREST WILL BE PAID ON AMOUNTS HELD BY THE COMPANY.
     25. How are payments with “insufficient funds” handled?
          If an optional cash payment is made by a check drawn on insufficient funds or incorrect draft information, or the Plan Administrator otherwise does not receive the money, the requested purchase will be deemed void, and the Plan Administrator will immediately remove from the Participant’s account any shares already purchased upon the prior credit of such funds. The Plan Administrator may, at its discretion, sell such shares to satisfy any uncollected amounts or return such shares to the Company. If the net proceeds from any sale of such shares are insufficient to satisfy the balance due, the Plan Administrator may sell additional shares from the Participant’s account as necessary to satisfy the uncollected balance. The Plan Administrator may also sell additional shares from the Participant’s Plan Account to satisfy fees charged for any returned check or return of direct debit.
     Sales
     26. How do I sell shares held in my account?
          You may instruct the Plan Administrator to sell shares held in your Plan account by doing any of the following:
•	Access the Plan Administrator’s website at www.amstock.com. Select “Shareholder Account Access.” You will be prompted to enter your ten digit account number (provided to you on your account statement) and your social security number (or PIN number, if you do not have a social security number). From the left toolbar, select “Select D/R Shares.”

•	Call the toll-free telephone number supplied in this booklet to access the Administrator’s automated telephone system.

•	Complete and sign the tear-off portion of your account statement or purchase confirmation and mail the instructions to the Plan Administrator.
          If there is more than one individual owner on the Plan account, all participants must authorize the transaction and sign the instruction.
          As with purchases, the Plan Administrator aggregates all requests to sell shares and then sells the total share amount on the open market through a broker. Sales will be made daily. The Plan Administrator may, at its discretion, sell shares less frequently (but no later than five trading days after receipt) if the total number of shares to be sold is not sufficient.
          The selling price will not be known until the sale is completed. Participants should be aware that the price may fluctuate during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale on the open market. Instructions sent to the Plan Administrator may not be rescinded. Low cost transaction fees will apply on the sale of shares.
     Participants’ Plan Account and Reports
     27. Will dividends be paid on shares held in a Participant’s Plan Account?
          Dividends will be paid on whole shares and any fractional shares held in each Participant’s Plan Account, as well as on each Participant’s other shares held of record. However, whether such dividends on a Participant’s Plan Account are reinvested in additional shares of the Company depends upon the limitations set forth elsewhere in this Prospectus and upon the option chosen by each respective Participant (please see the response to Question 8).
     28. Will stock certificates be issued on the reinvestment shares of Participants?
          Stock certificates will not be issued for the shares in a Participant’s Plan Account except when a specific Withdrawal Instruction for whole share certificates or a Termination Instruction is properly completed, signed and returned to the Plan Administrator (please see Questions 11, 12 and 13 for further details).

          Shares credited to a Participant’s Plan Account are not available to be pledged as collateral until after a Withdrawal Instruction or Termination Instruction is properly filed and a stock certificate is issued by the Company, as set forth in the response to Questions 11 and 12.
     29. What reports will be given to Participants?
          A Statement of Account will be sent to Participants at or shortly after each quarterly or special dividend reinvestment and to any Participant affected by any other transaction involving his or her Plan Account.
     Income Tax Consequences
     30. What are the Federal income tax consequences of Plan participation?
          The following discussion of Federal income tax consequences is provided for information purposes only and does not constitute a definitive or comprehensive tax analysis. Participants are advised to consult their own tax advisors concerning any Federal income tax questions.
          A Participant will be treated for federal income tax purposes as having received, on each dividend payment date, the full amount of dividends reinvested in shares as a cash dividend equal in amount to the fair market value of the purchased shares on the dividend payment date, even though that amount is not actually received in cash. Therefore, Participants will recognize taxable income in an amount equal to the fair market value of the purchased shares. FOR EXAMPLE, in the event of a dividend pursuant to which a Participant received $100.00 in value of Common Stock (i.e., a cash equivalent dividend of $95.00), the Participant will be taxable on the full $100.00 in value received pursuant to the dividend. The tax basis of the shares credited to the Plan Account of a Participant will be equal to the fair market value of such shares on the dividend payment date ($100 in the example).
          A Participant will not realize any taxable income upon the receipt of stock certificates for whole shares that were credited to the Participant’s account, either upon the withdrawal by the Participant of shares from the Plan or the termination of the Plan by the Company. In the case of a fractional share, gain or loss, if any, will be recognized when the Participant receives payment from the Company for the fair market value of the fractional share. The amount of such gain or loss will be measured by the difference, if any, between the amount that the Participant receives and the Participant’s tax basis in the fractional share.
     31. What provisions are made for Participants whose dividends are subject to income tax withholding?
          In the case of those Participants whose dividends are subject to United States income tax backup withholding, the Company will apply the net amount of their dividends, after the deduction for taxes, to the purchase of shares of Common Stock. As a general matter, backup withholding is required, at a rate of 31 percent, if (1) the Participant fails to furnish its taxpayer identification number (the “TIN”) to the Company as required; (2) the Internal Revenue Service (the “IRS”) notifies the Company that the TIN furnished by the Participant is incorrect; (3) the IRS notifies the Company that the Participant has failed properly to report certain payments as required; or (4) the Participant fails to certify under penalties of perjury that it (i) has provided its correct TIN and (ii) is not subject to backup withholding.
     32. What is the tax treatment of cash received by a Participant upon the Participant’s sale of shares received by the Participant pursuant to the Plan?
          Assuming that the shares are held as capital assets, a Participant who sells shares to a third party will recognize either short-term or long-term capital gain or loss, depending on his or her particular circumstances, the tax basis of his shares, and the period of time he has held his shares.
     33. What are the state or local income tax consequences of Plan participation?
          Participants are advised to consult their own tax advisors as to any state or local income tax consequences of Plan participation.
          Plan Administrator’s Responsibility
     34. What is the Plan Administrator’s responsibility under the Plan?

          The Plan Administrator will be responsible to administer the Plan, keep records, act as custodian, send Statements of Account to Participants periodically and perform any other duties relating to the Plan in conformity with this Prospectus and the option chosen by each Participant under the response to Question 9, all at no cost to the Participant.
          EACH Participant AGREES, as part of the Plan and in consideration of the opportunity of joining the Plan, that the Plan Administrator in administering the Plan will have NO LIABILITY for any good faith action or good faith omission to act, including, without limitation, any claim of liability (i) arising out of failure to terminate a participant’s account, sell stock held in the Plan, or invest optional cash payments; or (ii) with respect to the prices at which stock is purchased or sold for the Participant’s account and the time such purchases or sales are made.
     Other Miscellaneous Information
     35. How will a Plan Account be affected by the sale of all the Participant’s shares?
          When a Participant no longer owns at least one whole share of the Company’s Common Stock either of record or in a Plan Account, the Participant’s Plan Account will be terminated and a check for the fair market value of any fractional share will be issued, as referred to in the response to Question 12. However, so long as there is at least one whole share held by a Participant of record or in a Plan Account, dividends on any whole and any fractional shares owned of record or in the Plan Account will continue to be reinvested until the Company is otherwise directed by Participant.
     36. How will a Plan Account be affected by a stock dividend, stock split or rights offering?
          In the event of any stock dividend or split of shares, Participant’s Plan Account will be adjusted to reflect the stock dividend or stock split for all shares held in the Plan Account. In the event of a rights offering, the Participant will receive rights both on shares held by the Participant of record and on those shares held in the Plan Account. All shares will be credited to the Participant’s Plan Account. Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.
     37. How will a Participant vote shares in a Plan Account at meetings of shareholders?
          Each Participant will receive a single proxy covering the total number of shares held by a Participant of record and those held in the Plan Account, which shares may then be voted by proxy or at the meeting in person.
     38. May the Company change or discontinue the Plan?
          The Company reserves the right to suspend or terminate the Plan at any time. All Participants will receive notice of any such action. However, the Company’s present intention is not to suspend or terminate the Plan (1) until an insufficient number of unissued shares remains out of the 1,440,000 shares covered by this Prospectus for the purpose of satisfying Plan requirements for any future regular or special dividend (unless additional shares for use under the Plan have been properly registered by the Company with the Commission and the PPUC has approved the necessary Securities Certificate), or (2) until such future time as the Company may then decide it to be advisable to discontinue such Plan. Upon any termination of the Plan by the Company, a stock certificate will be issued to each Participant for all whole shares held in the Plan, plus a check for the value of any fractional share at the fair market value, determined as of the immediately previous record date for dividend reinvestment purposes as set forth in the response to Question 14. In the event of any such Company termination of the Plan, the Company reserves the right at any time thereafter to reinstate the Plan or institute a different dividend reinvestment plan upon complying with all necessary governmental registrations, filings and approvals.
          The Company also reserves the right from time to time to adopt, change or discontinue administrative rules and regulations governing the administration of the Plan as the Company may deem both lawful and appropriate or desirable for such purpose.
     39. Does the Plan require any governmental approvals?

          The Plan initially became effective when the PPUC registered a Securities Certificate on December 17, 1982. An increase in the authorized shares to 120,000 from 60,000 (on a pre-split basis) became effective when the PPUC registered a Securities Certificate on February 3, 1994. The Plan was amended to reflect the elimination of the par value of the Common Stock approved by the shareholders and the four-for-one stock split declared by the Board of Directors on May 5, 1997, and the PPUC registered a Securities Certificate applicable to the amended Plan on May 22, 1997. In association with the 1997 amendment to the Plan and four-for-one stock split, the number of authorized shares under the Plan was increased to 480,000 from 120,000. The Plan has been further amended to increase the number of authorized shares to 960,000 from 480,000, and the PPUC registered a Securities Certificate applicable to the amended Plan on March 8, 2001. Most recently, the Plan has been amended to reflect the change of the name of the Plan, the addition to the Plan of the optional cash investment and sales of Company shares options and the Company’s three-for-two stock split effective as of September 11, 2006. The PPUC registered a Securities Certificate applicable to the amended Plan on April 9, 2008.
     40. Are the subject matter captions and questions herein contained part of the Plan?
          The captions and questions contained in this Prospectus are for reference purposes only, are not all inclusive and, accordingly, are not properly part of the Plan.
     41. What law governs the Plan?
          The Terms and Conditions of the Plan are governed by the laws of the Commonwealth of Pennsylvania.

USE OF PROCEEDS
          The proceeds from the sale of Common Stock of the Company pursuant to the Plan will be used for general corporate purposes.
DESCRIPTION OF CAPITAL STOCK
     Our authorized capital stock consists of 47,000,000 shares, of which 46,500,000 shares are common stock and 500,000 shares are preferred stock, each without par value. As of March 31, 2008, there were 11,282,143 shares of common stock outstanding held by 1,444 shareholders of record. There are no shares of preferred stock outstanding.
     The following is a brief summary of certain information relating to our common stock and preferred stock. This summary does not purport to be complete and is intended to outline such information in general terms only.
Common Stock
Voting Rights
     Each share of common stock entitles the holder to one vote, except in the election of directors, where each holder has cumulative voting rights. Cumulative voting rights allow a shareholder to cast as many votes in an election of directors as shall equal the number of such shareholder’s shares multiplied by the number of directors to be elected, and such shareholder may cast all such votes for a single director nominee or distribute votes among two or more nominees in such proportion as such shareholder sees fit. Our Board of Directors consists of a total of ten directors, with three separate classes of directors and with each such class elected every three years to a staggered three-year term of office. As a result of this classification, a greater number of votes is required to elect a director than if the entire Board of Directors were elected at the same time, thus making it more difficult for shareholders, even with cumulative voting rights, to obtain board representation in proportion to their shareholdings.
Dividends
     All shares of common stock are entitled to participate pro rata in any dividends declared by our Board of Directors out of funds legally available therefor. Subject to the prior rights of creditors and of any shares of preferred stock, which may be outstanding, all shares of common stock are entitled in the event of liquidation to participate ratably in the distribution of all our remaining assets.
     Certain of our trust indentures and agreements relating to our outstanding indebtedness impose restrictions on the payment of dividends. In general, these restrictive provisions prohibit the payment of dividends on our common stock when cumulative dividend payments, over a specified period of time, exceed cumulative net income, over the same period, plus, in certain cases, a specified base amount. In view of our historic net income, management believes that these contractual provisions should not have any direct, adverse impact on the dividends we pay on our common stock. Notwithstanding these contractual provisions, our Board of Directors periodically considers a variety of factors in evaluating our common stock dividend rate. The continued maintenance of the current common stock dividend rate will be dependent upon (i) our success in financing future capital expenditures through debt and equity issuances, (ii) our success in obtaining future rate increases from the PPUC, (iii) future interest rates, and (iv) other events or circumstances which could have an effect on operating results.
Preferred Stock
     We also have 500,000 shares of preferred stock authorized, which our Board of Directors has discretion to issue in such series and with such preferences and rights as it may designate. Such preferences and rights may be superior to those of the holders of common stock. For example, the holders of preferred stock may be given a preference in payment upon our liquidation, or for the payment or accumulation of dividends before any distributions are made to the holders of common stock. No shares of the preferred stock have been issued. The issuance of shares of preferred stock, while potentially providing desirable flexibility in connection with raising capital for our needs and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. We have no present intention to issue shares of preferred stock.

Shareholder Rights Plan
     Holders of our common stock own, and the holders of the shares of common stock issued in this offering will receive, one right to purchase Series A Junior Participating Preferred Stock for each outstanding share of common stock. These rights are issued pursuant to a shareholder rights plan. Upon the occurrence of certain events, each right would entitle the holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of $25.00 per one-hundredth of a share, subject to adjustment. The rights are exercisable in certain circumstances if a person or group acquires 15% or more of our common stock or if the holder of 15% or more of our common stock engages in certain transactions with us. In that case, each right would be exercisable by each holder, other than the acquiring person, to purchase shares of our common stock at a substantial discount from the market price. In addition, if, after the date that a person has become the holder of 15% or more of our common stock, any person or group merges with us or engages in certain other transactions with us, each right entitles the holder, other than the acquirer, to purchase common stock of the surviving corporation at a substantial discount from the market price. These rights are subject to redemption by us in certain circumstances. These rights have no voting or dividend rights and, until exercisable, cannot trade separately from our common stock and have no dilutive effect on our earnings. This plan expires on February 24, 2009.
Anti-Takeover Provisions
Pennsylvania State Law Provisions
     We are subject to various anti-takeover provisions of the Pennsylvania Business Corporation Law of 1988, as amended. Generally, these provisions are triggered if any person or group acquires, or discloses an intent to acquire, 20% or more of a corporation’s voting power, unless the acquisition is under a registered firm commitment underwriting or, in certain cases, approved by the board of directors. These provisions:
•	provide the other shareholders of the corporation with certain rights against the acquiring group or person;

•	prohibit the corporation from engaging in a broad range of business combinations with the acquiring group or person; and

•	restrict the voting and other rights of the acquiring group or person.
     In addition, as permitted by Pennsylvania law, an amendment to our articles of incorporation or other corporate action that is approved by shareholders may provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class. For example, an amendment to our articles of incorporation or other corporate action may provide that shares of common stock held by designated shareholders of record must be cashed out at a price determined by the corporation, subject to applicable dissenters’ rights.
Bylaw Provisions
     Certain provisions of bylaws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire our business. These provisions might discourage some potentially interested purchaser from attempting a unilateral takeover bid for us on terms, which some shareholders might favor. Our bylaws require our Board of Directors to be divided into three classes that serve staggered three-year terms. The terms of George W. Hodges, George Hay Kain, III, Michael W. Gang and Jeffrey R. Hines will expire at the 2009 Annual Meeting of Shareholders. The terms of William T. Morris, Irvin S. Naylor and Jeffrey S. Osman will expire at the 2010 Annual Meeting of Shareholders. The terms of Ernest J. Waters, Thomas C. Norris and John L. Finlayson will expire at the 2011 Annual Meeting of Shareholders.
PPUC Provisions
     The PPUC has jurisdiction over a change in control of us or the acquisition of us by a third party. The PPUC approval process can be lengthy and may deter a potentially interested purchaser from attempting to acquire a controlling interest in us.
Transfer Agent and Registrar
     The Transfer Agent and Registrar for the common stock is American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, NY 10269-0560.

LEGAL OPINION
     The validity of the Shares offered hereby has been passed upon for the Company on the date of the filing of the April 17, 2001 prospectus by Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103.
EXPERTS
     The financial statements and schedule as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of Beard Miller Company LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES
     The Pennsylvania Business Corporation Law (“BCL”) gives Pennsylvania corporations the power to indemnify present and former officers and directors under certain circumstances. Article VIII of Company’s By-Laws contains provisions, which provide for indemnification of certain persons (including officers and directors).
     Directors’ and officers’ liability insurance has been purchased for all of the Company’s directors and officers. This insurance also insures the Company against amounts paid by the Company to indemnify covered directors and officers.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No person has been authorized to give any information or to make any representation other than as contained in this Prospectus. This Prospectus does not constitute an offer of any securities other than those described on the cover page or an offer to sell or a solicitation of an offer to buy within any jurisdiction to any person to whom it is unlawful to make such offer or solicitation within such jurisdiction.

THE
YORK WATER
COMPANY
DIVIDEND REINVESTMENT
AND DIRECT STOCK
PURCHASE AND SALE
PLAN

1,440,000 Shares
Common Stock
(no par value)

PROSPECTUS
Dated June 26, 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The estimated fees and expenses in connection with the issuance and distribution of the Shares being registered on this Post-Effective Amendment No. 1 to Form S-3 will be paid by the Registrant and are as follows:

Printing and engraving	6,000
Accounting fees and expenses	7,500
Legal fees and expenses	13,456
Miscellaneous	2,000

Total Expenses	$28,956

NTD: these figures are estimates and include the expenses of the prior filing
Item 15. Indemnification of Directors and Officers.
     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacity if the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required under Section 1743 of the BCL to indemnify directors and officers against expenses they may incur in defending such actions against them in such capacities if they are successful on the merits or otherwise in defense of such actions.
     Section 1713 of the BCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Article VII of the Company’s By-Laws limits the liability of any director of the Company to the fullest extent permitted by Section 1713 of the BCL.
     Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to Section 1746 of the BCL, Article VIII of the Company’s By-Laws provides for indemnification of directors, officers and other agents of the Company to the extent otherwise permitted by Section 1741 of the BCL and also in circumstances not otherwise permitted by Sections 1741 and 1742 of the BCL.
     Article VIII of the Company’s By-Laws provides a right to indemnification for expenses and certain liabilities paid or incurred by any indemnified representative of the Company, including directors and officers of the Company, in connection with any actual or threatened claim, action, suit or proceeding in which he or she may be involved by reason of being or having been, among others, a director, officer, employee or agent of the Company, or at the request of the Company, of another corporation, partnership, joint venture, trust or other entity. In accordance with Section 1744 of the BCL, Article VIII requires the Company to determine the availability of indemnification by certain specified procedures, including by vote of directors not a party to the proceeding in respect for which indemnification is sought or, in certain circumstances, determination of independent counsel.

     Article VIII of the Company’s By-Laws authorizes the Company to further effect or secure its indemnification obligations by purchasing and maintaining insurance. The Company has purchased officers’ and directors’ liability insurance which covers certain liabilities incurred by its officers and directors in connection with the performance of their duties, subject to the limitations of such policy. This insurance also insures the Company against any amounts paid by the Company to indemnify covered directors and officers.
Item 16. List of Exhibits.

Exhibit	Description of	Incorporated by
No.	Exhibits	Reference to
3.1	Amended and Restated Articles of Incorporation of the Registrant	Incorporated herein by reference. Filed previously with the Securities and Exchange Commission as Exhibit 3.1 to Form 8-K dated August 30, 2006.

3.2	By-Laws, as amended, of the Registrant	Incorporated herein by reference. Filed previously with the Securities and Exchange Commission as Exhibit 3.1 to Form 8-K dated January 24, 2007.

4.1	Optional Dividend Reinvestment Plan	Incorporated herein by reference. Filed previously with the Securities and Exchange Commission as the Prospectus included in Amendment No. 1 to Form S-3 dated June 12, 1997 (File No. 33-81246).

4.2	Shareholder Rights Plan, dated January 25, 1999	Incorporated herein by reference. Filed previously with the Securities and Exchange Commission as Exhibit 1 to Form 8-A dated January 26, 1999.

5.1**	Opinion of Morgan, Lewis & Bockius LLP

23.1**	Consent of Morgan, Lewis & Bockius (contained in their opinion filed as Exhibit 5.1 to the Registration Statement)

23.2*	Consent of Beard Miller Company LLP

24.1	Powers of Attorney are included on the signature page of this registration statement

*	Filed herewith.

**	Previously filed.

Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; and
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
          (i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
          (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
          (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[SIGNATURES]
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Pennsylvania, on June 23, 2008.

THE YORK WATER COMPANY
By:	/s/ Jeffrey R. Hines
Jeffrey R. Hines
President and CEO

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person in so signing also makes, constitutes and appoints Jeffrey R. Hines and Kathleen M. Miller and each of them acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute and cause to be filed with the Securities and Exchange Commission, any and all amendments or post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, as the Registrant deems appropriate and hereby ratifies and confirms all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Jeffrey R. Hines Jeffrey R. Hines	Principal Executive Officer and Director	June 23, 2008
/s/ Kathleen M. Miller Kathleen M. Miller	Principal Accounting Officer and Chief Financial Officer	June 23, 2008
/s/ William T. Morris William T. Morris	Director	June 23, 2008
/s/ Jeffrey S. Osman Jeffrey S. Osman	Director	June 23, 2008
Ernest J. Waters	Director	June 23, 2008
/s/ John L. Finlayson John L. Finlayson	Director	June 23, 2008

Signature	Title	Date
/s/ Michael W. Gang Michael W. Gang	Director	June 23, 2008
/s/ George W. Hodges George W. Hodges	Director	June 23, 2008
/s/ Thomas C. Norris Thomas C. Norris	Director	June 23, 2008
George H. Kain III	Director	June 23, 2008

EXHIBIT INDEX

Exhibit	Description of	Incorporated by
No.	Exhibits	Reference to
3.1	Amended and Restated Articles of Incorporation of the Registrant	Incorporated herein by reference. Filed previously with the Securities and Exchange Commission as Exhibit 3.1 to Form 8-K dated August 30, 2006.

3.2	By-Laws, as amended, of the Registrant	Incorporated herein by reference. Filed previously with the Securities and Exchange Commission as Exhibit 3.1 to Form 8-K dated January 24, 2007.

4.1	Optional Dividend Reinvestment Plan	Incorporated herein by reference. Filed previously with the Securities and Exchange Commission as the Prospectus included in Amendment No. 1 to Form S-3 dated June 12, 1997 (File No. 33-81246).

4.2	Shareholder Rights Plan, dated January 25, 1999	Incorporated herein by reference. Filed previously with the Securities and Exchange Commission as Exhibit 1 to Form 8-A dated January 26, 1999.

5.1**	Opinion of Morgan, Lewis & Bockius LLP

23.1**	Consent of Morgan, Lewis & Bockius (contained in their opinion filed as Exhibit 5.1 to the Registration Statement)

23.2*	Consent of Beard Miller Company LLP

24.1	Powers of Attorney are included on the signature page of this registration statement

*	Filed herewith.

**	Previously filed.